Exhibit 10.39

CEOLIVE INVESTOR AD CAMPAIGN

February 1st, 2017 to March 1st, 2017

TRILOGY MEDIA PARTNERS, INC.

10524 Moss Park Dr Ste 204-660
Orlando, FL 32832

(A company hereinafter referred to as "CONSULTANTS"),

and;

PACIFIC GREEN TECHNOLOGIES, INC.
5205 Prospect Road
Suite 135-226
San Jose, CA 95129

(Hereinafter referred to as "COMPANY")

Collectively CONSULTANTS and COMPANY hereinafter referred to as "the Parties".

WITNESSETH:

WHEREAS, CONSULTANTS reside in Florida with significant knowledge of the area of Public Relations and Investor Relations, Video Production & Marketing, Investor Awareness and Audience Targeting.

WHEREAS, COMPANY desires to increase investor awareness and visibility of the stock, PACIFIC GREEN TECHNOLOGIES, INC. with respect to the capital markets community.

WHEREAS, CONSULTANTS are willing to accept COMPANY as a client.

WHEREAS, COMPANY requires the services and desires to retain CONSULTANTS to provide such services as an independent contractors, and CONSULTANTS are agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:

AGREEMENT

1. Appointment. COMPANY hereby appoints and engages CONSULTANTS and hereby retains CONSULTANTS upon the terms and conditions of this Consulting Agreement. CONSULTANTS accept such appointment and agrees to use his/her "best efforts" to perform the services upon the terms and conditions of said Consulting Agreement.

2. Engagement. COMPANY engages CONSULTANTS to advise COMPANY as further described below and subject to the further provisions of this Consulting Agreement.

3. Duties of CONSULTANTS. The Parties agree that the duties of CONSULTANTS are as follows:

a. CONSULTANTS shall act, generally, as an advisor, to COMPANY with respect to providing strategic consulting and management of a Facebook Ad Campaign, including audience targeting, ad creation and ongoing refinement of campaign based on advertising analytics. The object is to increase awareness of COMPANY and its brand(s) in the general marketplace and among investor audiences specifically.

b. CONSULTANTS shall supply company with the following digital media products and services which comprise the "deliverables" on an initial and ongoing basis during the course of the INVESTOR MEDIA & AUDIENCE CAMPAIGN for which CONSULTANT is retained:

1.	VIDEO AD SEGMENTS

5 Video Ads Weekly
Video Production / Graphics, B-Roll, Editing / Editorial Strategy

2.	AD CREATIVE
Write all ad copy and headlines
Create and manage overall advertising strategy

3.	AUDIENCE CREATION / MANAGEMENT
Create Investor Identity Database for Pacific Green Technologies Investors
Create Customer Identity Database for Pacific Green Technologies Business Leads

4.	FACEBOOK ADVERTISING BUDGET
Manage budget for purchase of Facebook targeted ads
Ad Spend: $1000/Week split $500/$500 for Investor/Customer Leads

4. Term Of Agreement. This agreement shall become effective February 1st, 2017 and remain in effect for a period of 1 months and must be renewed in writing by both COMPANY and CONSULTANTS if desired.

a. Either party may terminate this agreement, without cause, upon a thirty (30) days prior written notice.

5. Duties Of COMPANY. The Parties agree that the duties of COMPANY are as follows:

a. COMPANY shall supply CONSULTANTS, on a regular and timely basis with all approved data and information about COMPANY, its management, its products, and its operations.

b. In that CONSULTANTS relies on information provided by COMPANY for a substantial part of its efforts, COMPANY must represent that said information is not false.

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6. Payment.

a. Company agrees to pay a total fee of $5,000 cash via wire transfer for the 1 month contract.

b. $3,500 will be allocated for purchase of Facebook Ads.

c. $500 will be allocated for PGTK Facebook Page promotion.

d. $1,000 will be allocated for creative and management of ad campaign.

7. Data Ownership

a. All lead data, including Facebook audience data, email data and any other profile data generated from ad campaign shall be exclusively owned by Pacific Green Technologies.

b. Consultant agrees to turn over all said data related to and resulting from campaign to the company at any time during the campaign and at the end of the campaign.

c. All creative content and social media channels set up in association with campaign will also be the sole property of Pacific Green Technologies.

8. Entire Agreement. This Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing signed by both parties.

9. Disclaimer. CONSULTANTS expressly agree only to be bound by "best efforts" and it is further understood that this Agreement is not to be construed in any way as performance based.

IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this Agreement on this 23rdth day of January 2017.

For and on behalf of:

DocuSigned by:

TRILOGY MEDIA PARTNERS, INC.

By	/s/ Michael Elliott
MICHAEL ELLIOTT

B365FA0ADA2C64DF

PACIFIC GREEN TECHNOLOGIES, INC.

By

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